U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form 8-K Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: February 2010

Commission File No. 333-127388

Zoro Mining Corp. (Exact name of registrant as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 North Campbell Ave. #110 Tucson, Arizona 85719 (Address of principal executive offices)

(520) 299-0390 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on February 22, 2010, the Board of Directors of Zoro Mining Corp., a corporation organized under the laws of the State of Nevada (the “Company”), authorized the execution of an asset purchase agreement dated effective as of February 22, 2010 (the “Asset Purchase Agreement”) with South American Inmobilaria S.A.C., a corporation organized under the laws of Peru of which Harold Gardner, a director of the Company is an indirect minority shareholder, and Donald Le Roy Stiles (collectively, the “Sellers”). In accordance with the terms and provisions of the Asset Purchase Agreement, the Company will acquire a 100% interest in three property mineral exploration concessions covering approximately 1,500 hectares as an extension to the Company’s existing Yura gold prospect located thirty kilometers west of Arequipa, Peru (the “Fortuna Properties”).

In accordance with and subject to further terms and provisions of the Asset Purchase Agreement, including the  of lifting of the cease trade order (the “Cease Trade Order”) currently imposed by the British Columbia Securities Commission (which the Company anticipates will occur by April 30, 2010), and the receipt of sufficient funds by the Company from a planned capital raise; the Company shall: (i) pay to the Sellers the sum of $100,000 at the time of lifting of the Cease Trade Order; (ii) pay to the Sellers the sum of $125,000 at the date of closing of the Asset Purchase Agreement (the “Closing Date”); (iii) pay to the Sellers the sum of $100,000 within six months from the Closing Date; (iv) issue to the Sellers on the Closing Date an aggregate of 6,000,000 shares of its restricted common stock; (v) grant to the Sellers a royalty  which shall provide for a 2.5% net smelter return (“NSR”) royalty on the proceeds of any production from the Fortuna Properties capped at $20,000,000, of which 1.5% can be repurchased by the Company at any time before commencement of any production for the sum of $8,000,000; and (vi) commencing in the first calendar year after the Closing Date, remit to the Sellers an annual sum of $100,000 as an advance payment against the NSR royalty (collectively, the “Advance Payments”), which such Advance Payments shall be credited against the NSR royalty payment obligations of the Company should production actually be achieved at the Fortuna Properties.

Subject to final due diligence, the lifting of the Cease Trade Order and other customary closing conditions, the Company anticipates that the Closing Date will be approximately March 31, 2010.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not applicable.

(b) Pro forma Financial Information.
Not applicable.

(c) Shell Company Transaction.
Not applicable.

(d) Exhibits.

10.1 Asset Purchase Agreement dated February 22, 2010 between Zoro Mining Corp. and South American Inmobilaria S.A.C. and Donald Le Roy Stiles.

10.2 Press release of Zoro Mining Corp. of February 23, 2010.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                             Zoro Mining Corp.

Date:  February 26, 2010                      By:/s/ Andrew Brodkey
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Andrew Brodkey
President/Chief Executive Officer